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                                Agreement between
                               Isonics Corporation
                                       and
                             Silicon Evolution, Inc.

     The following sets forth an agreement dated as of September 14, 2001, by and between Isonics Corporation, a California corporation whose address is 5906 McIntyre Street, Golden, Colorado 80403 and Silicon Evolution, Inc., an Oregon corporation ("SEI") whose address is12013 NE 99th Street, Suite 1600, Vancouver, WA 98682.

A. SEI and Isonics have engaged in discussions regarding various forms by which Isonics could acquire certain assets, subject to certain liabilities, of SEI.

B. Isonics has loaned funds to SEI pursuant to a loan agreement, the repayment of which has been collateralized by SEI's assets as described in the financing statements filed with the Oregon secretary of state and in the other financing documents.

C. SEI and Isonics have determined that this agreement sets forth the manner in which they desire to proceed with the business transaction that has been under discussion for several months.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which both Isonics and SEI hereby acknowledge:

     1. LICENSE AGREEMENT. SEI owns or has rights to certain technology as described on Exhibit 1 to this Agreement (the "SEI Technology").

     (a) SEI hereby grants a fully-paid, royalty-free license to the SEI Technology to Isonics and hereby delivers to Isonics a license for the SEI Technology in the form of Exhibit 2 which license is effective immediately.

     (b) Isonics agrees that: (i) it will file its "Certificate of Determination of Preferences and Rights of Series B Convertible Preferred Stock" (the "Certificate" and "Series B Stock," respectively) with the California Secretary of State in the form reviewed by SEI not later than Tuesday, September 18, 2001; (ii) upon filing the Certificate, Isonics will issue 500,000 shares of its restricted Series B Stock to SEI; and (iii) Isonics will seek to increase its authorized capitalization at its next shareholders' meeting to a level at least sufficient to allow the conversion of the Series B Stock into Isonics common stock. In connection with the requirements of clause (iii), Isonics represents that its management and directors intend to recommend the approval of the increased capitalization to the shareholders and they intend to cast their votes for approval of the increase in authorized capitalization.

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          The shares to be issued to SEI (including both the Series B Preferred
     Stock and the common stock to be issued in exchange for the Series B Preferred Stock) will be restricted securities (as that term is defined in Rule 144), but will be included in a registration statement to be filed by Isonics on Form S-3 after an adequate number of common shares are authorized and after Isonics' currently-pending registration statement on Form SB-2 (File No. 333-56562) has become effective under the Securities Act of 1933.

          Notwithstanding the effectiveness of a Form S-3 registration statement or the availability of an exemption from registration, SEI hereby agrees for itself and for any person who accepts assignment from SEI of any of the Isonics shares that it, he, she or they, will not publicly sell or offer for sale any Isonics common stock received upon conversion of the Series B Preferred Stock for a period of not less than twelve months after the date the Series B Preferred Stock is issued.

          After the Form S-3 registration has become effective under the Securities Act of 1933 (or at such other time an exemption from registration is available) and subject to the lock-up agreement contained in the preceding paragraph, Isonics will cooperate with SEI in distributing the shares of Isonics common stock to its creditors.

     (c) In connection with the issuance of the shares as contemplated in Subsection 1(b), and in addition to the representations and warranties contained in the License, SEI represents and warrants to Isonics that: (i) it has obtained and reviewed such information regarding the business, financial condition, assets, management, and risks associated with an investment in Isonics as SEI, its directors and officers, have determined to be appropriate and necessary, (ii) it and they have received satisfactory answers to such questions regarding any of the information submitted or requested, it and they understand the risks associated with the acquisition of securities issued by Isonics, (iii) it and they understand that the securities are and will be when the common stock is issued "restricted" as that term is defined in Rule 144 under the Securities Act of 1933, as amended and, therefore, SEI represents that it is acquiring the shares (and will acquire the common stock upon conversion of the Series B Stock) for investment purposes only and without a view toward further distribution (which it can only accomplish provided a registration statement for such shares is available or if it establishes an exemption from registration under federal and applicable state securities laws); and (iv) SEI, its directors and officers, have consulted with its and their respective legal, financial, tax, and investment advisors regarding the issuance of the license in exchange for shares of Series B Stock to the extent it or they have determined such consultation to be necessary or appropriate.

     (d) SEI acknowledges that the Series B Stock is fair and adequate consideration for the license agreement.

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     2.   ISONICS' FINANCING AGREEMENTS. Isonics does not currently have sufficient capital available to complete the business plan for the manufacture of SOI and other silicon wafers ("Wafer Manufacturing Business") as SEI and Isonics have previously discussed. SEI understands that Isonics needs to raise capital and there can be no assurance that Isonics will be able to do so successfully, or on economical or reasonable terms. In consideration of the foregoing:

     (a) Isonics will use its best efforts to negotiate with the landlords renting equipment and real property to SEI terms that will permit Isonics to use (effective on or after October 1, 2001) in its own right the locations currently being occupied by SEI in Vancouver, Washington, known as "D-1" (including the clean room and equipment associated therewith), Suite 1700, and Suite 1600, plus such other equipment currently leased by SEI as Isonics (in its discretion) determines to be necessary or appropriate.

     (b) Isonics will use its best efforts to obtain a lease (effective on or after October 1, 2001) for the two machines currently located in SEI's premises which are known as the "AC320" and the "Strasbaugh grinder."

     (c) Effective when Isonics receives Adequate Funding (as defined in the next paragraph), Isonics will lease property, plant, and equipment from SEI as Isonics may specify, and will pay SEI a lease rental payment of $30,000 per month payable monthly in advance pursuant to the Equipment Lease attached hereto as Exhibit 3;

     (d) Isonics will use its best efforts to assume the lease under which SEI is lessee for the property referred to as the "Troutdale, Oregon facility" when Isonics has equity financing of at least $2,000,000 (after deducting the expenses of obtaining such financing) or such lesser amount that is, in Isonics' discretion, sufficient to carry out the business plan of moving the Wafer Manufacturing Business to the Troutdale, Oregon facility ("Adequate Funding").

     (e) Isonics will enter into employment agreements with Ralph Ahlgren, Hans Walitzki, and Kurt Dichmann on terms they have previously discussed, pursuant to an agreement in the form of Exhibit 4, (which agreements will become effective on the earliest of the following:

          Isonics' receipt of Adequate Funding;
          Isonics commencing the Wafer Manufacturing Business on a commercial scale; and
          Isonics providing written notice to the employee that the agreement has become effective.

     If any employment agreement becomes effective prior to the date Isonics has received Adequate Funding, then each of the employees named above will be paid 60% of the salary designated in the employment agreement, with the

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     remaining 40% being accrued and deferred until Isonics receives Adequate
     Funding, but for no longer than six months. If any salary is deferred, payment of the deferred salary will commence on the date Isonics receives Adequate Funding (but in any event, on a date not later than six months after the effective date of the employment agreement), and shall thereafter be paid in twelve, equal monthly (or in Isonics' discretion 24 equal semi-monthly) installments in addition to the employee's full salary as set forth in the employment agreement.

     (f) Isonics will issue shares and options (exercisable for ten years after the employment agreements become effective at a price to be determined based on the date the employment agreement(s) become effective and the individuals become employees of Isonics) to Messrs. Ahlgren (100,000 shares, 100,000 options), Walitzki (200,000 shares, 200,000 options), and Dichmann (100,000 shares, 100,000 options), subject to: (i) each of them signing the agreements required by the Isonics Corporation plans referred to as the "Executives Plan" and the "Equity Plan"; (ii) the Isonics shareholders approving an increase in the number of shares authorized for issuance under the plans; (iii) each of them making necessary or appropriate provisions for any obligation under federal or state tax law, or reporting obligation under the Securities Exchange Act of 1934, as amended; (iv) options vesting at the rate of 20% per year of employment, with the first vesting occurring when the employment agreement becomes effective; and (v) 10% of the shares vesting one year thereafter; an additional 15% vesting two years after the employment agreement becomes effective; an additional 20% vesting three years after the employment agreement becomes effective; an additional 25% vesting four years after the employment agreement becomes effective; and the remaining 30% vesting five years after the employment agreement becomes effective.

     (g) Isonics will make reasonable provision for hiring other employees of SEI, on terms and subject to conditions (including equity participation) as Isonics and each employee may negotiate.

     (h) Isonics will cause such documents (employment agreements, option agreements, stock bonus agreements, and other documentation necessary or appropriate to complete the foregoing) to be prepared for each of Mssrs. Ahlgren, Walitzki, and Dichmann.

     3.   MISCELLANEOUS PROVISIONS.

     (a) HEADINGS. The titles to sections of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof.

     (b) SUCCESSORS AND ASSIGNS. All of the covenants, agreements, terms and conditions contained in this Agreement shall inure to and be binding upon SEI and Isonics and their respective successors and assigns.

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     (c) NO PARTNERSHIP. Isonics does not in any way or for any purpose become a partner or joint venturer of, or member of a joint enterprise with, SEI in the conduct of its business.

     (d) NON-WAIVER. Waiver by SEI or Isonics of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of this Agreement.

     (e) ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement and the Exhibits hereto contain all covenants and agreements between SEI and Isonics relating in any manner to the subject matter of this Agreement.

     (f) SEVERABILITY. Any provision of this Agreement which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect. If the intent of any section of this Agreement so indicate, the obligations of SEI and Isonics pursuant to such section of this Agreement shall survive the termination of this Agreement.

     (g) NOTICES. All notices which SEI or Isonics may be required, or may desire, to serve on the other may be served by personal service or by mailing by certified mail, postage prepaid, or by facsimile or courier at the address set forth in the first paragraph above, or such other address as the parties may from time to time designate to the other in writing. The time of rendition of such notice shall be deemed to be the time when the notice is either personally delivered or deposited in the mail as herein provided.

     (h) FORCE MAJEURE. Time periods or deadlines for SEI's or Isonics's performance under any provisions of this Agreement shall be extended for periods of time during which the nonperforming party's performance is prevented due to circumstances beyond the party's control, including, without limitation, labor disputes, embargoes, governmental restrictions or regulations, inclement weather and other acts of God, war or other strife.

     (i) APPLICABLE LAW. The laws of the State of Colorado shall govern the validity, performance, and enforcement of this Agreement. Any action arising or that may be deemed to arise under this lease shall be brought in the Jefferson County, Colorado.

     (j) LEGAL REPRESENTATION. Each of the parties acknowledge that they have sought and received such legal representation regarding the subject matter of this Agreement as they have determined to be necessary or appropriate. SEI acknowledges and agrees that the law firm of Norton Lidstone, P.C. has represented only Isonics in connection with the negotiation of this Agreement,

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     the employment agreements, the lease agreement, the license agreement, and the other documents and agreements attached to or contemplated by this Agreement. SEI acknowledges that Norton Lidstone, P.C. has not provided advice or counsel to any other party to this Agreement or any agreement contemplated hereby.

     (k) ATTORNEYS' FEES. In any action brought to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled, as part of its award, to reasonably attorneys' fees incurred.

     (l) FULL CORPORATE AUTHORITY. Isonics represents to SEI and SEI represents to Isonics that all corporate actions have been properly taken to confer upon the undersigned the authority to execute this agreement on behalf of Isonics and SEI, respectively.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written.

     LESSOR                             By
                                          ------------------------------------
     Silicon Evolutions, Inc.             Ralph Ahlgren, President

                                        By
                                          ------------------------------------
                                          Hans Walitzki, Vice President


     ISONICS                            By
                                          ------------------------------------
     Isonics Corporation                      James E. Alexander, President

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